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                                                                      EXHIBIT 15
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              [LETTERHEAD OF PRICEWATERHOUSECOOPERS APPEARS HERE]







Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

We are aware that our report dated August 18, 1998, on our review of the interim consolidated financial information of The Limited, Inc. and Subsidiaries for the thirteen-week and twenty-six-week periods ended August 1, 1998 and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-8, Registration Nos. 33-18533, 33-25005, 2-92277, 33-24829,
33-24507, 33-24828, 2-95788, 2-88919, 33-24518, 33-6965, 33-14049, 33-22844,
33-44041, 33-49871, 333-04927, 333-04941, and the registration statements on
Form S-3, Registration Nos. 33-20788, 33-31540, 33-43832, and 33-53366.
Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                         /s/ PricewaterhouseCoopers LLP


                                         PRICEWATERHOUSECOOPERS LLP


Columbus, Ohio
September 11, 1998